EXHIBIT 2.2





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                      IN THE UNITED STATES BANKRUPTCY COURT
                       FOR THE NORTHERN DISTRICT OF TEXAS
                                 DALLAS DIVISION

IN RE:   HOSPITALITY COMPANIES,              ss.      CASE NO. 00-30768-BJH-11
INC.,                                        ss.
                                             ss.
HCI ACQUISITION 1998-1, INC.,                ss.
d/b/a Restaurant Equipment and Supply Co.    ss.      CASE NO. 00-30769-SAF-11
d/b/a Spener Restaurant Design,              ss.
                                             ss.
HCI ACQUISITION 1998-2, INC. d/b/a           ss.      CASE NO. 00-30770-BJH-11
Precision Stainless Fabricators,             ss.
                                             ss.
NOR-TEX DISTRIBUTING, INC.,                  ss.      CASE NO. 00-30771-HCA-11
                                             ss.
SHACKELFORD, INCORPORATEDss.                          CASE NO. 00-30772-SAF-11
d/b/a Relco Refrigerated Co.,                ss.
                                             ss.
SHEPHERD FOOD EQUIPMENT, INC.,               ss.      CASE NO. 00-30773-RCM-11
d/b/a Global Shepherd Food Equipment,        ss.
                                             ss.      Jointly Administered Under
         Debtors.                            ss.      Case No. 00-30768-BJH-11
                                             ss.      (Chapter 11)


                  ORDER CONFIRMING JOINT PLAN OF REORGANIZATION
             AND FIXING DEADLINES FOR FILING ADMINISTRATIVE CLAIMS,
                         FEE CLAIMS AND REJECTION CLAIMS

         Came on for hearing before the Court the Joint Plan of Reorganization Proposed by Debtors dated August 21, 2000, and the Court, after hearing the arguments of counsel, receiving evidence, including the ballot summaries, reviewing the Plan and Disclosure Statement and other pleadings and documents in the case, taking judicial notice of the papers and pleadings on file in these chapter 11 cases, finds that the Debtors' Plan should be confirmed. Of even date herewith, the Court has entered its Findings of Fact and Conclusions of Law Regarding Confirmation of Plan of Reorganization.

ORDER CONFIRMING JOINT PLAN OF REORGANIZATION AND FIXING DEADLINES
FOR FILING ADMINISTRATIVE CLAIMS, FEE CLAIMS AND REJECTION CLAIMS         Page 1
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                   NOW, THEREFORE, IT IS HEREBY ORDERED THAT:

         1. All capitalized terms shall have the same meaning as ascribed in the Plan.

         2. All references in the Joint Plan to the Allowed Bank of America Secured Claim shall be changed to the Bank of America Allowed Secured Claim. The liens, security interests and rights afforded to Bank of America by the Cash Collateral Order shall be assumed by the Creditors Trust.

         3. The Plan, a copy of which is attached hereto as Exhibit "A" as amended by the Technical Modification in Exhibit "B" and by the technical modification announced in open Court are hereby incorporated herein, and is hereby confirmed.

         4. The Modification to the Plan dated September 15, 2000 (the "Modification") is approved.

         5. Except as otherwise provided in the Plan, on the Effective Date of the Plan, all creditors and claimants at law or in equity that have held, currently hold or may hold a Claim or other debt or liability against the Debtors or the Post Confirmation Debtors or an Interest or other right of an equity security holder in the Debtors or the Post Confirmation Debtors are enjoined from taking any of the following actions on account of any such Claims, debts, liabilities or Interests which arose prior to the Effective Date: (a) commencing or continuing in any manner any action or other proceedings against the Post Confirmation Debtors, the Creditors Trust or any property of the Post Confirmation Debtors or the Creditors Trust; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against the Post Confirmation Debtors or the Creditors Trust; (c) creating, perfecting or enforcing any lien or encumbrance against the Post Confirmation
Debtors or the Creditors Trust; (d) asserting against the Post Confirmation Debtors or the Creditors Trust a set off, right or claim of subordination or recoupment of any kind against any debt, liability or obligation due to or from any of the Debtors; and (e) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.

ORDER CONFIRMING JOINT PLAN OF REORGANIZATION AND FIXING DEADLINES
FOR FILING ADMINISTRATIVE CLAIMS, FEE CLAIMS AND REJECTION CLAIMS         Page 2
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         6. Each creditor  holding a Class 2 Unsecured  Claim is hereby enjoined from (a) selling or otherwise transferring any Class 2 Unsecured Claim held by such creditor from and after the Effective Date until such time as the Plan Shares to each Post Confirmation Debtor are issued to such creditor; and (b) selling or otherwise transferring the Plan Shares of a Post Confirmation Debtor issued to such creditor under the Plan pursuant to Section 1145 of the Bankruptcy Code until such time as the reverse merger or acquisition is completed or the passing of the Consummation of the Plan Date as to such Post Confirmation Debtor.

         7. Except as otherwise provided in the Plan, if on or before the Consummation of the Plan Date for a Post Confirmation Debtor such Post Confirmation Debtor completes a reverse merger or acquisition as described in the Plan, then such Post Confirmation Debtor shall be discharged pursuant to section 1141(d)(1) of the Bankruptcy Code from all claims, liabilities or other debts that arose prior to the Effective Date.

         8. All shares of the Post Confirmation Debtors to be issued pursuant to the Plan to creditors will be issued pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, or any other applicable federal, state or local law requiring registration, as provided by section 1145 of the Bankruptcy Code.

         9. Timothy P. Halter, as the sole officer and director of the Reorganized Debtor, is hereby authorized to execute any necessary documents to meet the statutory requirements for filing the necessary papers with the states of Florida and Delaware to effectuate the terms of the Plan.

ORDER CONFIRMING JOINT PLAN OF REORGANIZATION AND FIXING DEADLINES
FOR FILING ADMINISTRATIVE CLAIMS, FEE CLAIMS AND REJECTION CLAIMS         Page 3
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         10. If the  Reorganized  Debtors,  in meeting its requirement to file a certificate of completion of a reverse merger or acquisition with in the time frames required by the Consummation of the Plan Date, as set forth in Plan, files such certificate after a final decree is entered and these bankruptcy cases have been closed, then such filing of the required certificate shall be deemed to be an allowed reopening of this case, pursuant to 11 U.S.C. 350 (b) and F.R.B.P. 5010 with respect to that Post Confirmation Debtor's discharge and as such no fee will be required for filing the certificate of completion of a reverse merger or acquisition under 28 U.S.C. 1930(b).

         11. Except as otherwise provided in the Plan, the Creditors Trust shall assume as of the Effective Date all claims of Creditors against the Debtors.

         12. The provisions of the confirmed Plan and this Order bind the Debtors and any Creditor or equity holder of Debtors, whether or not the claim or interest of such creditor or equity holder is impaired under the Plan and whether or not such creditor or equity holder has accepted the Plan.

         13. Except as otherwise provided in the Plan, upon the Effective Date, all Distributable Assets shall be transferred in accordance with Article 7.02 of the Plan to the Creditors Trust.

         14. Except as otherwise provided in the Plan or the specific provisions of this Order, the entry of this Order shall operate as an injunction to all Creditors against the commencement or continuation of any action, the employment of process, or any other act to collect, recover or offset any such debt, or obligation or claim against the Debtors, the Creditors Trust, except pursuant to further orders of this Court.

ORDER CONFIRMING JOINT PLAN OF REORGANIZATION AND FIXING DEADLINES
FOR FILING ADMINISTRATIVE CLAIMS, FEE CLAIMS AND REJECTION CLAIMS         Page 4
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         15.  Stephen  T.  Melton  has  agreed  to serve as the  Trustee  of the
Creditors Trust. Notice of the appointment of Mr. Melton shall be given to the United States Trustee's office, and shall be filed with the Court. Subsequent to the notice and the filing with the Court, any party in interest has fifteen (15) days in which to object.

         16. Mr. Melton, solely in his role as the Trustee of the Creditors Trust, is released and shall be indemnified by the Creditors Trust for all decisions, conduct and actions taken as Trustee, save and except those acts attributable to gross negligence or willful misconduct. Mr. Melton, in his capacity as Trustee of the Creditors Trust, shall have no liability for decisions and actions undertaken in connection with his duties as Disbursing Agent, other than for willful misconduct and gross negligence.

         17. Confirmation of the Plan shall be deemed to be an injunction against any and all parties in interest asserting claims against property of the above Debtors, except as otherwise provided in the Plan.

         18. The holder of any Administrative Expense other than (i) a Fee Claim, (ii) a liability incurred and paid in the ordinary course of business by the Debtors, or (iii) an Allowed Administrative Expense, must file with the Bankruptcy Court and serve on the Debtors and its Counsel, Bank of America and its counsel, and the U.S. Trustee notice of such Administrative Expense within thirty (30) days after the Effective Date. At a minimum, such notice must identify (i) the Debtor that is liable for such Claim, (ii) the name of the holder of such Claim, (iii) the amount of such Claim, and (iv) the basis of such Claim. Failure to file this notice timely and properly shall result in the Administrative Expense being forever barred and discharged.

ORDER CONFIRMING JOINT PLAN OF REORGANIZATION AND FIXING DEADLINES
FOR FILING ADMINISTRATIVE CLAIMS, FEE CLAIMS AND REJECTION CLAIMS         Page 5
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         19. Each Person  asserting as a professional for the estate a Fee Claim for services rendered or expenses incurred before the Effective Date shall file with the Bankruptcy Court, and serve on the U. S. Trustee, Debtors' counsel, a Fee Application within forty-five (45) days after the Effective Date. Failure to file a Fee Application timely shall result in the Fee Claim being forever barred and discharged.

 20. The Debtors and the  officers,  directors and employees of
Hospitality Companies, Inc. hereby are authorized to take all actions necessary or appropriate to implement the Plan and the transactions contemplated thereby in accordance with the terms of the Plan. Hospitality Companies, Inc. is hereby authorized on behalf of each of the Debtors to execute, deliver, file or record such documents and take such other actions as such officer may determine is necessary or appropriate to effectuate the Plan, this Order, and the transactions contemplated thereby, all without further application to or order of this Court, and irrespective of whether such documents or actions are specifically referred to in the Plan, the Plan Documents, the Disclosure Statement, this Order, or any exhibit, schedule, or annex to any of the foregoing. To the extent that, under applicable nonbankruptcy law, any of the foregoing actions would otherwise require the consent or approval of any other party, this Order shall constitute such consent or approval.

         21. This Court shall retain jurisdiction to the extent provided in section M 1 of the Plan.

         22. Notice of the entry of this Order shall be mailed by the Debtors' counsel to each holder of a Claim or Equity Interest and to such other parties as are entitled to notice thereof.

ORDER CONFIRMING JOINT PLAN OF REORGANIZATION AND FIXING DEADLINES
FOR FILING ADMINISTRATIVE CLAIMS, FEE CLAIMS AND REJECTION CLAIMS         Page 6
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         23. To the extent of any direct conflict  between the terms of the Plan and the terms of this Order, the terms of this Order shall control.

         24. All fees due and owing pursuant to 28 U.S.C.ss.1930 shall be timely paid by the Debtors through the Effective Date.

         25. The Trustee of the Creditors Trust shall apply for entry of a Final Decree in this case on or before the expiration of nine months from the date of entry of this Order, unless the entry of a Final Decree would be inappropriate, in which case the Trustee shall file a Report of Status of Consummation of Confirmation on or before such date, detailing why entry of a Final Decree should not be entered. Within four months from the entry of this Order, the Trustee shall file a Report on the Post Confirmation status of these bankruptcy proceedings.

         26. Professionals employed by this Estate are directed to forward their estimate of fees and expenses to the Disbursing Agent within ten days from the entry of this Order. The Disbursing Agent has ten days in which to either accept or reject the estimates for purposes of establishing the Administrative Claims Reserve. If the Disbursing Agent objects to the estimates, he shall give notice within five business days from receipt of the estimate, and a hearing shall be set as soon as practicable thereafter to determine the appropriate amount of the Administrative Claims Reserve.

         27. On the Confirmation Date, the Debtor shall be relieved of any further obligation to file monthly operating reports with the Bankruptcy Court. However, the Disbursing Agent and the Trustees of the Creditors Trust shall make all post-confirmation payments to the United States Trustee as may be required pursuant to 28 U.S.C. ss. 1930(a)(6), and shall provide to the United States Trustee such financial reports or other information as the United States Trustee may reasonably request, until the Chapter 11 Case has been closed by the Bankruptcy Court or converted to another chapter under the Bankruptcy Code.

ORDER CONFIRMING JOINT PLAN OF REORGANIZATION AND FIXING DEADLINES
FOR FILING ADMINISTRATIVE CLAIMS, FEE CLAIMS AND REJECTION CLAIMS         Page 7
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DATED: September 27, 2000
       ------------------
                                                /s/ Barbara J. Houser
                                                ------------------------
                                                BARBARA J. HOUSER,
                                                UNITED STATES BANKRUPTCY JUDGE







ORDER CONFIRMING JOINT PLAN OF REORGANIZATION AND FIXING DEADLINES
FOR FILING ADMINISTRATIVE CLAIMS, FEE CLAIMS AND REJECTION CLAIMS         Page 8
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